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                                                                     EXHIBIT 10


                            ADDENDUM TO AGREEMENT

        This Addendum dated as of this 24th day of March, 1996 (the "Addendum"), to the Agreement made as of the 24th day of May, 1995 (the "Agreement"), by and between ADVANCED VIRAL RESEARCH CORP., with offices located at 1250 East Hallandale Beach Blvd., Hallandale, FL 33009 (the "Company") and SHALOM Z. HIRSCHMAN, 680-7 West 246 Street, Bronx NY 10471 (the "Consultant").

        WHEREAS, the Company and the Consultant desire to modify and amend the above referenced Agreement according the to terms and conditions of this Addendum, for the purpose of securing for the Company the continued benefit of the Consultant's knowledge, experience, reputation and contacts in the pharmaceutical and financial industries and Consultant's services during the extended term provided in this Addendum.

         NOW THEREFORE, the parties agree as follows:

1. Term: The Company and the Consultant agree that the Consultant shall provide advice and services to the Company and serve as a consultant to the Company's Board of Directors for a period of five (5) years (the "Term"), extending the Term of two (2) years set forth in the Agreement.

2. Consideration: As consideration for the advice and services to be provided by the Consultant to the Company as provided hereinbelow, the Company agrees that it shall grant to Consultant or his designees the right and option (the "Option") to purchase 15,000,000 shares of common stock, par value $.0001 per share (the "Shares"), which Option shall expire three (3) years from the date of this Addendum and shall vest as follows: (i) the Option to purchase 5,000,000 Shares at a price of $.19 per Share may be exercised at any time and from time to time commencing on the date of this Addendum for a period of three (3) years; (ii) the Option to purchase 5,000,000 Shares at a price of $.27 per Share may be exercised at any time and from time to time commencing twelve (12) months from the date of this Addendum for a period of two (2) years from the date of vesting, provided Consultant is continuing to render advice and services to and as may be requested by the Company; and (iii) the Option to purchase 5,000,000 Shares at a price of $.36 per Share may be exercised at any time and from time to time commencing twenty-four (24) months from the date of this Addendum for a period of one (1) year from the date of vesting, provided Consultant is continuing to render advice and services to and as may be requested by the Company. The Company


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agrees that at no cost to the Company it shall cause the Shares underlying the
Option to be included in the Company's Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall be subject to amendment and post-effective amendment from time to time.

3. Services of Consultant: The Consultant agrees that he will perform his duties, as may time to time be delegated to him by the Company, and as shall be consistent with his professional responsibilities, and shall perform such duties to the best of his professional ability. Such duties shall be of an advisory or consultative nature as the Company and its Board of Directors may reasonably request, so that the Company may have the continuing benefit of Consultant's knowledge and experience in the development and financing of pharmaceutical and biotechnology companies, including experience in pharmaceutical regulatory matters and protocols, and experience in furthering the Company's efforts to promote the Company's business. The Consultant shall serve as the consultant to the Company's Board of Directors during the entire term provided herein and shall serve and be available at the reasonable request of the Board of Directors and as representative of the Company to the pharmaceutical, financial, and regulatory communities with respect to the Company's principal product, RETICULOSE. The Consultant shall specifically consult the Company in its efforts to secure regulatory approval of RETICULOSE.

4. Consultant's Waiver of Additional Consideration: The Consultant agrees that in consideration for the issuance of the Option as set forth in this Addendum, he shall waive his right to receive and be paid by the Company the Additional Consideration set forth in the Agreement dated as of May 24, 1995.

5. Limitation of Consultant's Services: There shall be no specific time requirements with regard to the services provided by Consultant to the Company and such services shall be at times as shall be mutually agreeable to the Company and Consultant, and may be provided telephonically, conference, facsimile or in writing. Nothing in this Addendum shall require Consultant to provide any services or take any action that may conflict with Consultant's duties to Mount Sinai Hospital or Mount Sinai School of Medicine.

6. Public Disclosure: The parties agree that the Company, as a public Company, has certain disclosure obligations under the Federal securities laws, and as such must make disclosure on a


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timely basis of material information.  The Company agrees that it shall provide
Consultant with copies of announcements that involve Consultant or his activities on behalf of the Company, either directly or indirectly, prior to any publication of any such announcements, which shall be subject to Consultant's consent.

7.  Miscellaneous:

     (a) This Addendum to the Agreement constitutes the entire agreement by and between the parties hereto with respect to the subject matter specifically herein contained, and supersedes the prior Agreement among the parties hereto with respect to the Term of the Agreement and the Additional Consideration set forth in the Agreement. This Addendum may not be modified, amended or terminated except by a written agreement signed by both parties to this Addendum.

     (b) This Addendum shall be governed by the laws of the State of Florida (without giving effect to the principles of conflicts of law).

     (c) This Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) This Addendum shall be binding upon and inure to the benefit of the parties and their respective executors, successors and assigns.

     (e) This Addendum shall become effective upon the execution by the parties hereto.

ADVANCED VIRAL RESEARCH CORP.                        CONSULTANT





By: /s/ William Bregman, Vice President             By: /s/ Shalom Z. Hirschman
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         Name  (Title)                                  Name